SCHEDULE 14A INFORMATION
                     Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934
                                [Amendment No. ]

Filed by the Registrant  [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]      Preliminary Proxy Statement
[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12


                               PS FINANCIAL, INC.
                            ------------------------
                (Name of Registrant as Specified in Its Charter)

                                 Not Applicable
                                 --------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box): [X] No fee required.
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      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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      5)       Total fee paid:
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[ ]   Fee paid previously with preliminary materials.
[ ]   Check box if any part of the fee is offset as provided by Exchange
      Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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                       PROXY MATERIALS DATED APRIL 7, 2000

                                   MAY 3, 2000

                         ANNUAL MEETING OF STOCKHOLDERS

                                       OF

                               PS FINANCIAL, INC.

                               PROXY STATEMENT OF

                                 PAUL J. DUGGAN

                 AND THE COMMITTEE TO ENHANCE SHAREHOLDER VALUE

                                 --------------

                 IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING

Why You Were Sent This Proxy Statement

This Proxy Statement and the enclosed BLUE proxy card are being furnished to you by Paul J. Duggan and the Committee to Enhance Shareholder Value (the "Committee") in connection with the solicitation of proxies for the Annual Meeting of Stockholders of PS Financial, Inc. ("PSFI" or the "Company"), scheduled to be held on May 3, 2000 at 11:00 a.m. (local time) at the main office of the Company located at 4800 South Pulaski Road, Chicago, Illinois, and any adjournment(s) or postponement(s) thereof (the "Annual Meeting").

This Proxy Statement and accompanying proxy card are first being sent to stockholders on or about April 10, 2000.

MR. DUGGAN AND THE COMMITTEE STRONGLY RECOMMEND A VOTE FOR PAUL J. DUGGAN AS DIRECTOR AND A VOTE "FOR" THE STOCKHOLDER PROPOSAL TO APPOINT AN INVESTMENT BANKER AND ESTABLISH A COMMITTEE COMPOSED OF INDEPENDENT DIRECTORS TO EVALUATE PROPOSALS TO SELL OR MERGE THE COMPANY.

Mr. Duggan is a PSFI stockholder and Manager of Jackson Boulevard Partners ("Jackson Partners"), an investment consulting firm in Chicago, Illinois, and President of Jackson Boulevard Capital Management, Ltd., ("Jackson Capital"), an investment management firm with an emphasis on securities of savings and loans, banks and other companies in the banking field. The members of the Committee are Paul J. Duggan, Jackson Partners, Jackson Boulevard Equities, L.P. ("Equities"), Jackson Boulevard Investments, L.P. ("Investments"), Jackson Capital ("Jackson Capital") and Jackson Offshore Fund, Ltd. ("Offshore"), which are investment funds of which Mr. Duggan serves as Manager or President. The member of the Committee has beneficial ownership of a total of 131,700 shares of Common Stock, par value $.01 per share, of the Company ("PSFI Common Stock"), representing approximately 7.89% of the issued and outstanding PSFI Common Stock.

What You Are Voting On

At the Annual Meeting, among other things, the stockholders of the Company will be asked to vote to:

o    elect two directors;

o ratify the appointment of Crowe, Chizek and Company LLP as the auditors of the Company for the fiscal year ending December 31, 2000; and

o approve a stockholder proposal directing the Board of Directors of the Company to appoint an investment banker to pursue merger or acquisition candidates for the Company and to establish a committee consisting of all directors who are not current or former officers or employees or relatives of current or former officers of the Company in order to consider and recommend to the full Board of Directors for approval the best available offer to acquire the Company by sale or merger.

Who Can Vote at the Annual Meeting

        Stockholders who owned shares of PSFI Common Stock at the close of business on March 15, 2000 (the "Record Date") are entitled to vote at the Annual Meeting. As of March 15, 2000, according to the Company's Preliminary Proxy Statement filed by the Company with the U.S. Securities and Exchange Commission (the "SEC") on March 15, 2000 (the "PSFI Preliminary Proxy Statement"), there were 1,669,290 issued and outstanding shares of the Company's Common Stock. Each share of PSFI Common Stock held on the Record Date is entitled to one (1) vote at the Annual Meeting.

How to Vote by Proxy

        To elect Mr. Duggan to the Board, and to vote in favor of the stockholder proposal (set forth in this Proxy Statement), promptly complete, sign, date and mail the enclosed BLUE proxy card in the enclosed postage-paid envelope. Whether you plan to attend the Annual Meeting or not, we urge you to complete and return the enclosed BLUE proxy card.

        Properly executed proxies will be voted in accordance with the directions indicated thereon. If you sign the BLUE proxy card but do not make any specific choices, your proxy will vote your shares as follows:

o    "FOR" the election of Mr. Duggan to the Board of Directors.

o "FOR" the ratification of the appointment of Crowe, Chizek and Company LLP as the auditors of the Company for the fiscal year ending December 31, 2000.

o "FOR" the stockholder proposal directing the Board of Directors of the Company to appoint an investment banker to pursue merger or acquisition candidates for the Company and to establish a committee consisting of all directors who are not current or former officers or employees or relatives of current or former officers or employees of the Company in order to consider and recommend to the full Board of Directors for approval the best available offer to acquire the Company by sale or merger.

        If any other matter is presented at the Annual Meeting, your proxy will vote in accordance with his best judgment. At the time this Proxy Statement was mailed, we knew of no matters which needed to be acted on at the Annual Meeting, other than those discussed in this Proxy Statement.

        If any of your shares are held in the name of a brokerage firm, bank, bank nominee or other institution on the Record Date, only that entity can vote your shares and only upon its receipt of your specific instructions. Accordingly, please contact the person responsible for your account at such entity and instruct that person to execute and return the BLUE proxy card on your behalf. You should also sign, date and mail the voting instruction form your broker or banker sends you when you receive it. Please do this for each account you maintain to ensure that all of your shares are voted.



How You Can Revoke a Proxy

        If you have executed the Board of Directors' WHITE proxy card before receiving Mr. Duggan's Proxy Statement, you have every right to change your vote by completing, signing, dating and returning the enclosed BLUE proxy card. ONLY YOUR LATEST DATED PROXY WILL COUNT AT THE ANNUAL MEETING. Any proxy may be revoked at any time before it is voted by (i) submitting a duly executed proxy card bearing a later date to the Secretary of the Company or to Mr. Duggan, (ii) filing with the Secretary of the Company a written revocation, or (iii) attending and voting at the Annual Meeting in person.



Who You Can Call If You Have Questions

        If you have any questions concerning this Proxy Statement or need assistance in voting your shares, please call Paul J. Duggan at (888) 522-5332 or Mr. Duggan's proxy solicitor:



                             THE ALTMAN GROUP, INC.
                              60 East 42nd Street,
                                   Suite 1241
                               New York, NY 10165
                                 (800) 206-0007



                            ANNUAL MEETING PROPOSALS

        At the Annual Meeting, the Company's stockholders will be asked to vote on the following matters: the election of two directors, the ratification of the appointment of Crowe, Chizek and Company LLP as the auditors of the Company, and a stockholder proposal directing the Company to appoint an investment banker to pursue merger or acquisition candidates for the Company and establish a committee composed of independent directors to evaluate proposals to sell or merge the Company. As discussed in more detail below, we believe that the current Board of Directors as a group have not been acting in your best interests as stockholders of the Company. The election of Mr. Duggan and the approval of the stockholder proposal is, in our opinion, in your best interest as stockholders.

                              ELECTION OF DIRECTORS

        PSFI's Board of Directors consists of six directors, who serve three-year terms. Two of the six directors are being elected at this year's Annual Meeting. Mr. Duggan and the Committee are proposing one nominee for election as a director of PSFI, namely Mr. Duggan himself.

        We are asking you to elect Mr. Duggan, the one director nominated by Mr. Duggan and supported by the Committee, instead of one of the directors nominated by the Company. We believe it is in your best interest as stockholders to do so because we believe that the performance of the current Board of Directors has been inadequate in the areas of increasing stockholder value, increasing the profitability of the Company and taking advantage of opportunities available to the Company.

        We believe that Mr. Duggan has experience in the management and supervision of financial institutions, is independent and will be dedicated to enhancing stockholder value.

        In addition, Mr. Duggan and the Committee have concluded that PSFI should seriously explore whether it can be acquired or merged. Mr. Duggan will recommend that the Board engage an investment banker and aggressively pursue the acquisition or merger of PSFI as an alternative for increasing the value of PSFI to stockholders. In this respect, if elected, Mr. Duggan will constitute only one of six directors and therefore cannot compel the Board to act and can only advise that PSFI seriously consider proposals of acquisition or merger.

How We Disagree With Current Directors on Operation of the Company - Our Objectives

        We believe that the current management and Board of Directors of the bank have failed to maximize stockholder value and the profitability of the Company and that this is evident in the performance of the Company's stock price as compared to the stock prices of other financial institutions.

        Over the three years since PSFI's Common Stock commenced trading on the NASDAQ National Market System, the return on PSFI's Common Stock has underperformed each of the NASDAQ Bank Index (an index of U.S. banks stock traded on NASDAQ published by NASDAQ), the SNL Thrift Index (an index of savings and loans institutions published by SNL Securities) and the SNL Bank & Thrift Index (an index of bank and thrift institutions published by SNL Securities). A table comparing the returns of PSFI's Common Stock to these indices as well as to the Dow Jones Industrial Average and S&P 500 and NASDAQ is set forth below.

                                   11/27/1996     03/16/2000      % CHANGE
---------------------------------------------------------------------------
PS Financial, Inc. Stock Price    $     11.64     $    12.00         3.09%
Dow Jones Industrial Average         6,499.34      10,630.29        63.56%
S&P 500                                755.00       1,458.47        93.17%
NASDAQ Composite Index               1,287.32       4,717.36       266.45%
NASDAQ Bank Index                    1,263.71       1,505.01        19.09%
SNL Thrift Index                       484.10         540.80        11.71%

In January 1998, PSFI paid a special dividend of $4. After this dividend was paid, the stock was priced at $15.25. Since that date the stock has lost 21% of its value, while the broad market indices have risen.

                                   01/13/1998    03/16/2000       % CHANGE
--------------------------------------------------------------------------
PS Financial, Inc. Stock Price     $    15.25    $    12.00        -21.31%
Dow Jones Industrial Average         7,732.13     10,630.29         37.48%
S&P 500                                952.12      1,458.47         53.18%
NASDAQ Composite Index               1,541.63      4,717.36        206.00%

        To maximize shareholder value, Mr. Duggan and the Committee have concluded that PSFI should seriously explore the feasibility of being acquired by or merging with another institution. If elected, our nominee will recommend that the Board engage an investment banker and aggressively pursue the acquisition of PSFI as an alternative for increasing share value, although this nominee will be open-minded and will consider all recommendations from other stockholders or directors. Mr. Duggan and the Committee, therefore, support the stockholder proposal set forth in the PSFI Board of Directors Proxy Statement that recommends the appointment of an investment banker. If you share this view, then you should vote for our nominee. If elected, our nominee would constitute only one of six directors and could not compel action by the Board. However, by electing our candidate, we believe you will be sending a message to the remaining Board members that you wish them to focus on enhancing share values.

        None of the members of the Committee knows of any agreements or understandings concerning the possible acquisition of PSFI and there can be no assurance that an acquisition can be effected at prices materially above the current market value for PSFI Common Stock.

Why the Director Nominated by Paul J. Duggan Will Better Serve Investors Than Any of PSFI's Nominees

        Mr. Duggan and the other members of the Committee have collectively invested more than $1,300,000 in shares of PSFI Common Stock, and as of March 15, 2000, Mr. Duggan himself beneficially owned 131,700 shares of PSFI Common Stock. Mr. Duggan and the Committee believe that this significant investment entitles Mr. Duggan to representation on the Board of Directors and qualifies him to represent stockholders who are concerned about enhancing stock values. All of the shares purchased by Mr. Duggan and the other members of the Committee have been purchased at market prices.

        Mr. Duggan has over 20 years of experience in investing in securities of banks and financial institutions. Since 1993, Mr. Duggan has served as Managing General Partner of Jackson Capital, which was organized as a limited partnership for the purpose of investing in marketable securities with an emphasis on securities of savings and loans, banks and other companies in the banking field. Mr. Duggan is also President of Jackson Capital, a hedge fund management firm. Jackson Capital offers money management and venture capital activities in addition to managing hedge funds, which concentrate in investing in the thrift and small cap bank areas. In this position, Mr. Duggan has invested in over 150 financial institutions, including over 40 financial institutions that have been acquired or that have merged with other financial institutions. Mr. Duggan served on the Board of Directors of Damen Financial Corporation, a Chicago area bank. Mr. Duggan served on the Damen Board when such bank was sold in 1999.

        Information with respect to this nominee is set forth under the caption "Paul J. Duggan's Nominee".

        The Director nominees proposed by the PSFI Board of Directors in the PSFI Preliminary Proxy Statement include Jeanine M. McInerney, a clinical nurse consultant with Healthpoint Medical who has been employed as a nurse for approximately fifteen years, and Rocco DiIorio, a retired sewer contractor.

        The biographies for Mr. DiIorio and Ms. McInerney contained in the PSFI Preliminary Proxy Statement do not describe the existence of any experience with any other financial institution other than PSFI or Preferred Savings Bank, a wholly owned subsidiary and predecessor to the Company.

Paul J. Duggan's Nominee

        The table set forth below identifies our nominee for election as a new director of PSFI and provides information concerning this nominee.

-------------------------------------------------------------------------------
Name of Nominee        Age       Business Experience During Past Five Years
-------------------------------------------------------------------------------
Paul J. Duggan          49       Manager/Owner, Duggan & Associates; Manager,
  (Nominee)                      Jackson Partners; President, Jackson Capital
-------------------------------------------------------------------------------

Further biographical information about Paul J. Duggan's nominee is set forth below:

        Paul J. Duggan, a life-long resident of Chicago, is a licensed CPA in the State of Illinois. Mr. Duggan owns and has managed a consulting firm, Duggan and Associates, which specializes in litigation consulting, since 1976, and has managed Jackson Partners, an investment consulting firm in Chicago, since 1991. Mr. Duggan has served as an expert witness in commercial litigation issues, in damages analysis areas and has testified in federal and state courts on issues concerning business valuation, intellectual property, unjust enrichment, and various damages areas. Mr. Duggan is also President of Jackson Capital, a hedge fund management firm since 1993. Jackson Capital offers money management and venture capital activities in addition to managing hedge funds which concentrate in investing in the thrift and small cap bank areas. Mr. Duggan currently manages portfolios with investments in thrifts in excess of $70 million as well as over $50 million in venture capital and private real estate partnerships. Mr. Duggan serves on the Boards of Directors of Marinette Marine Corporation in Marinette, Wisconsin (a manufacturer of ocean going vessels for the U.S. Coast Guard, U.S. Navy, and commercial customers), Marigold Services of Chicago, Illinois (a dry and liquid sugar storage terminal) and Napleton St. Louis Honda in St. Peters, Missouri (a retail Honda dealer). Mr. Duggan received his B.B.A. in business administration from Loyola University of Chicago in 1974 and his CPA in the State of Illinois in 1975. Mr. Duggan served on the Board of Directors of Damen Financial Corporation, a Chicago area bank, from May 1999 until the company was sold that year.

        There are no arrangements or understandings between Mr. Duggan and any other person pursuant to which he was selected as nominee, except that Mr. Duggan has consented to serve as a director if elected. Mr. Duggan and the Committee do not expect that Mr. Duggan will be unable to stand for election; but, in the event that Mr. Duggan should be unable to stand for election, the Common Stock represented by the enclosed BLUE proxy card will be voted for a substitute candidate selected by Mr. Duggan.

Compensation of Director Nominees

        Mr. Duggan is not now and has never been a director or officer of the Company nor has he ever received any compensation from the Company. No discussions have been held and, except as indicated in this Proxy Statement, there are no understandings with respect to any proposed remuneration from any source for this nominee in connection with serving as a director of PSFI if elected. However, if our nominee is elected as a director of PSFI, it is anticipated he will receive the same compensation as other directors. According to the PSFI Preliminary Proxy Statement, each member of the Board of Directors of the Company is paid a fee of $300 per month.

              STOCKHOLDER PROPOSAL TO APPOINT AN INVESTMENT BANKER

        At the Annual Meeting, the stockholders will be asked to vote to approve or disapprove a stockholder proposal directing the Company's Board of Directors to appoint an investment banker to pursue merger or acquisition candidates for the Company, and establish a committee consisting of all directors who are not current or former officers or employees or relatives of current or former officers or employees of the Company in order to consider and recommend to the full Board of Directors for approval the best available offer to acquire the Company by sale or merger. The specific resolution reads as follows:

        RESOLVED, that the stockholders of the Company, believing that the value of their investment in the Company can best be maximized through a sale or merger of the Company, hereby request that the Board of Directors promptly proceed to effect such a sale or merger by (i) retaining a leading qualified investment banking firm for the specific purpose of soliciting offers to acquire the Company by sale or merger and (ii) establishing a committee of the Board of Directors consisting of all directors, who are not current or former officers or employees of the Company or related by blood or marriage to a current or former officer or employee of the Company, to consider and recommend to the full Board of Directors for approval the best available offer to acquire the Company by sale or merger.

        Mr. Duggan and the Committee have concluded that PSFI should seriously explore whether it can be acquired or merged to take advantage of opportunities current existing in the banking industry. Accordingly, Mr. Duggan has requested that the Company consider appointing an investment banking firm for the purposes of evaluating and soliciting offers to acquire the Company. See letter of Mr. Duggan dated November 18, 1999, which is attached hereto as Schedule 4.

        None of the members of the Committee have any agreement or understanding concerning the possible acquisition of PSFI and there can be no assurance that an acquisition can be effected at prices materially above the current market value of PSFI Common Stock. We are not aware of any proposals for acquisition of PSFI.

Required Votes and Other Matters

        By signing and returning the enclosed BLUE proxy card, you can vote to elect Paul J. Duggan as a director of PSFI and vote for the stockholder proposal included in the Board of Directors' Proxy Statement.

        Directors shall be elected by a plurality of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of Directors. Since Mr. Duggan and the Committee is only proposing one nominee for the Board of Directors, if such nominee is elected, one of the Company's nominees with the highest number of shares voted in their favor will also be elected. There is no assurance that any of the Company nominees will serve as Directors if the Committee's nominee is elected. The ratification of the appointment of Crowe, Chizek and Company LLP as auditors and approval of the stockholder proposal each require the affirmative vote of a majority of the votes cast on the matter. Proxies marked to abstain with respect to a proposal have the same effect as votes against the proposal. Votes withheld (for election of directors) and broker non-votes will have no effect on the vote. One-third of the shares of the Common Stock, present in person or represented by proxy, shall constitute a quorum for purposes of the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining a quorum.

                                OTHER INFORMATION

How Proxies Will be Solicited

        We may solicit proxies for the Annual Meeting by mail, advertisement, telephone, telecopier or in person. The persons identified on Schedule 1 to this Proxy Statement also may make solicitations. None of these persons will receive additional compensation for participating in the solicitation. We have requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all of our solicitation materials to the beneficial owners of the PSFI Common Stock they hold.

Important Instructions For "Street Name" Stockholders

        If any of your shares are held in the name of a brokerage firm, bank, bank nominee or other institution on the record date, only that entity can vote your shares and only upon its receipt of your specific instructions. Accordingly, please contact the person responsible for your account at such entity and instruct that person to execute and return the BLUE proxy card on your behalf. You should also sign, date and mail the voting instruction form your broker or banker sends you when you receive it. Please do this for each account you maintain to ensure that all of your shares are voted.

Information About the Proxy Solicitor

        Mr. Duggan and the Committee have retained The Altman Group, Inc. ("Altman") to assist in the solicitation of proxies. Mr. Duggan and the Committee have agreed to pay Altman a fee of $10,000 and to reimburse it for its reasonable out-of-pocket expenses. Approximately 5 persons will be used by Altman in its solicitation efforts.

Costs of Soliciting Proxies

        The entire expense of preparing, assembling, printing and mailing this Proxy Statement and related materials and the cost of soliciting proxies pursuant to this Proxy Statement will be borne by Mr. Duggan, Jackson Capital and certain other members of the Committee. Mr. Duggan and the Committee estimate that the total expenditures relating to the solicitation of proxies will be approximately $32,000. To date, approximately $2,000 of expenses have been incurred. Mr. Duggan, Jackson Capital and certain other members of the Committee will pay the costs of soliciting proxies. Mr. Duggan and the Committee intend to seek approval from the Board of Directors for the reimbursement of the Committee's cost of soliciting policies.

Other Matters

        The PSFI Preliminary Proxy Statement contains information regarding (1) securities ownership of 5% or more beneficial ownership and management; (2) the committees of the Company's Board of Directors; (3) the meetings of the Company's Board of Directors and all committees thereof; (4) the background of the nominees of the Company's Board of Directors; (5) the compensation and remuneration paid and payable to the Company's directors and management; (6) stock price performance; and (7) the submission of stockholder proposals at the company's 2001 annual meeting of stockholders. The Committee has no knowledge of the accuracy of the Company's disclosures in its proxy materials.

Information About Paul J. Duggan and the Committee to Enhance Shareholder Value

        Certain information about persons who may participate in the solicitation of proxies is set forth in Schedule 1 to this Proxy Statement.
Schedule 2 to this Proxy Statement sets forth certain information relating to beneficial ownership of shares of PSFI Common Stock by such persons (including our nominee and persons involved in this solicitation known to us to beneficially own more than five percent of PSFI Common Stock), and Schedule 3 lists all transactions in PSFI Common Stock effected by such persons in the two years prior to the date of this proxy statement.

MR. DUGGAN AND THE COMMITTEE STRONGLY RECOMMEND A VOTE FOR PAUL J. DUGGAN AS DIRECTOR AND A VOTE "FOR" THE STOCKHOLDER PROPOSAL TO APPOINT AN INVESTMENT BANKER AND APPOINT A COMMITTEE COMPOSED OF INDEPENDENT DIRECTORS TO EVALUATE PROPOSALS TO SELL OR MERGE THE COMPANY.

IT IS IMPORTANT THAT YOU RETURN YOUR PROXY PROMPTLY. PLEASE SIGN AND DATE YOUR BLUE PROXY CARD PROMPTLY AND RETURN IT IN THE ENCLOSED ENVELOPE TO AVOID UNNECESSARY EXPENSE AND DELAY. NO POSTAGE IS NECESSARY.

                               Sincerely,

                               /s/ Paul J. Duggan

                               Paul J. Duggan
                               Chairman, Committee to Enhance Shareholder Value



April 10, 2000

                                   SCHEDULE 1

                        PARTICIPANTS IN THE SOLICITATION

        The following table identifies and provides certain information as of April 6, 2000 about individuals and entities that might be deemed participants in this proxy solicitation within the meaning of Rule 14a-11(b) promulgated under the Securities Exchange Act of 1934, as amended:

1.      Paul J. Duggan
        53 West Jackson Boulevard, Suite 400
        Chicago, IL  60604

        Mr. Duggan is an individual who is Manager/Owner of Duggan & Associates, a consulting firm specializing in consulting, since 1976, and has managed Jackson Partners, an investment consulting firm in Chicago, since 1991. Mr. Duggan is also President of Jackson Capital, a hedge fund management firm.

        Mr. Duggan, together with reporting group members Jackson Capital, Equities, Investments, Offshore and Jackson Partners, has filed a Schedule 13D and will make amendments as required by law with respect to beneficial ownership of Common Stock.

2.      Jackson Boulevard Capital Management, Ltd.
        53 West Jackson Boulevard, Suite 400
        Chicago, IL  60604

        Jackson Capital is an Illinois corporation and a hedge fund management firm. Jackson Capital offers money management and venture capital activities, in addition to managing hedge funds which concentrate in investing in the thrift and small cap bank areas. Jackson Capital is the sole General Partner of Equities and Investments.

3.      Jackson Boulevard Equities, L.P.
        53 West Jackson Boulevard, Suite 400
        Chicago, IL  60604

        Equities is an Illinois limited partnership. Equities invests in marketable securities with an emphasis on securities of savings & loans, banks and of other companies in the banking industry.

4.      Jackson Boulevard Investments, L.P.
        53 West Jackson Boulevard, Suite 400
        Chicago, IL  60604

        Investments is an Illinois limited partnership. Investments specializes in buying and selling securities for investments, particularly securities related to the banking industry (including banks and thrifts).

5.      Jackson Offshore Fund
        31 Kildare Street
        Dublin 2
        IRELAND

        Offshore is an Illinois corporation and a Tortolla, British Virgin Island corporation. Offshore specializes in buying and selling securities for investments, particularly securities related to the financial industry (including banks and thrifts).

6.      Jackson Boulevard Partners
        53 West Jackson Boulevard, Suite 400
        Chicago, IL  60604

        Jackson Partners is an Illinois general partnership and Jackson Partners is an investment consulting firm.

        Except as described in this Proxy Statement, none of the above-listed participants in the solicitation is now, or was within the last two years, a party to any contract, arrangement or understanding with any person with respect to any securities of PSFI, future employment by PSFI or future transactions involving PSFI.

                                   SCHEDULE 2

Beneficial Ownership of Shares by Participants in the Solicitation

        The following table shows, as of April 6, 2000 (except as otherwise noted), the shares of PSFI Common Stock beneficially owned by the participants in the solicitation of proxies pursuant to this Proxy Statement. Unless otherwise indicated, each participant has sole voting and investment power over the shares beneficially owned.

                                             Shares Beneficially
                                                   Owned at          Percent
Beneficial Owner                                April 6, 2000        Of Class
----------------                                -------------        --------

Paul J. Duggan1                                     131,700            7.89%

Jackson Boulevard Capital Management, Ltd. 2         75,700            4.53%

Jackson Boulevard Equities, L.P.                     37,814            2.27%

Jackson Boulevard Investment, L.P.                   19,261            1.15%

Jackson Offshore Funds                               18,625            1.12%

Jackson Boulevard Partners                           55,500            3.32%


--------

     1 Includes 500 shares held directly by Mr. Duggan, 55,500 shares held by Jackson Partners, 75,700 shares held by Jackson Capital, 37,814 shares held by Equities and 19,261 shares held by Investments, 18,625 shares held by Offshore. Mr. Duggan is one of two general partners of Jackson Partners and shares voting and investment power concerning the shares held by Jackson Partners with Deborah Duggan, Mr. Duggan's spouse. Mr. Duggan is the sole stockholder and a director and officer of Jackson Capital, which is the sole general partner of Equities and Investments. Mr. Duggan, Jackson Capital, Equities, and Investments have shared voting and investment power with regard to the 57,075 shares held by Equities and Investments.

     2 57,075 shares are beneficially owned as sole General Partner of Equities and Investments. 18,625 shares are beneficially owned as investment manager of Offshore.

                                   SCHEDULE 3

        The following table sets forth all shares of PSFI Common Stock purchased or sold during the two years ended April 6, 2000 by participants in the solicitations of proxies pursuant to this Proxy Statement.

                           Date                          Shares Purchased /
                                                               (Sold)
      ----------------------------------------------------------------------
      JACKSON BOULEVARD EQUITIES, L.P.
      5/05/99                                                   6,000

      JACKSON BOULEVARD INVESTMENTS, L.P.
      5/05/99                                                   2,000
      8/30/99                                                  17,261

      JACKSON OFFSHORE FUND, LTD.
      8/11/88                                                  18,265

      JACKSON BOULEVARD PARTNERS, L.P.                              0

      PAUL J. DUGGAN                                                0

                                   SCHEDULE 4

                                November 18, 1999
VIA FEDERAL EXPRESS
AND MESSEGER

Ms. Kimberly P. Rooney
President, CEO
PS Financial, Inc.
4800 South Pulaski Road
Chicago, IL  60632

        Re:    Stockholders Proposal

Dear Ms. Rooney:


I am the record owner of 500 shares and the beneficial owner of 131,200 shares of the common stock, par value $.01 per share (the "Common Stock") of PS Financial, Inc. (the "Company"). My address of record, as it appears on the Company's books, is 53 West Jackson Boulevard, Chicago, Illinois 60604. As shown by the attached Schedule 13D (including amendments), I have continuously held at least $2,000 in market value of the Common Stock for more than one year, as of the date of this letter. I intend to continue ownership of at least $2,000 in market value of the Common Stock through the date of the Company's 2000 annual meeting of stockholders.

I hereby give notice of my intent to introduce the attached stockholders resolution (the "Proposal") at the 2000 annual meeting of stockholders of the Company pursuant to the Company's By-laws and the stockholders proposals section of the Company's Definitive Proxy Statement filed March 31, 1999. I have no material interest in the Proposal aside from my interest as a stockholder in the Company. I request, pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, that the Proposal and the accompanying Supporting Statement be included in the Company's proxy materials and identified in the Company's form of proxy for the 2000 annual meeting of stockholders.

Please do not hesitate to call should you have any questions.

                                Very truly yours,


                                /s/ Paul Duggan

                                Paul Duggan

cc:  Mr. SJ Ptak, Secretary

                                      PROXY

                      This proxy is solicited on behalf of
          Paul J. Duggan and the Committee to Enhance Shareholder Value
                               With Respect to the
                              PSFI Financial, Inc.
                         Annual Meeting of Stockholders
                            To be held on May 3, 2000

        The undersigned appoints Paul J. Duggan with full power of substitution, as proxy for the undersigned, to represent and vote, as designated below, all shares of Common Stock of PS Financial, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held as scheduled on May 3, 2000 at 11:00 a.m. (local time) at the main office of the Company located at 4800 South Pulaski Road, Chicago, Illinois.

        This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election of Paul J. Duggan as a director of the Company, FOR the ratification of the appointment of Crowe, Chizek and Company LLP as the auditors of the Company for the fiscal year ending December 31, 2000, and FOR the stockholder proposal directing the Board of Directors to appoint an investment banker to pursue merger or acquisition candidates for the Company and to establish a committee consisting of all directors who are not current or former officers or employees or relatives of such persons in order to recommend to the Board of Directors the best available offer to acquire the Company.

        This proxy is solicited on behalf of Paul J. Duggan and the Committee to Enhance Shareholder Value.

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   PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.
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The Committee to Enhance Shareholder Value recommends that you vote FOR the election of Paul J. Duggan as a director of the Company, FOR the ratification of the appointment of Crowe, Chizek and Company LLP as the auditors of the Company for the fiscal year ending December 31, 2000, and FOR the stockholder proposal directing the Board of Directors to appoint an investment banker to pursue merger or acquisition candidates for the Company and to establish a committee consisting of all directors who are not current or former officers or employees or relatives of such persons in order to recommend to the Board of Directors the best available offer to acquire the Company.

1. To elect Paul J. Duggan as a Director of the Company.

        [ ]   FOR                                             [ ]   WITHHOLD

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The Committee intends to use this proxy to vote for persons who have been nominated by the Company to serve as Directors, other than the Company nominee listed below. You may withhold authority to vote for one or more additional Company nominees, by writing the name of the nominee(s) below. You should refer to the proxy statement and form of proxy distributed by the Company for the names, background, qualifications, and other information concerning the Company's nominees.

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There is no assurance that any of the Company's nominees will serve as Directors if the Committee nominee is elected to the Board.

The Committee is NOT seeking authority to vote for and will NOT exercise any such authority for the following Company nominee: Rocco DiIorio

2. To ratify the appointment of Crowe, Chizek and Company LLP as the auditors of the Company for the fiscal year ending December 31, 2000.

                         [ ] FOR [ ] AGAINST [ ] ABSTAIN

3. To approve the stockholder proposal directing the Board of Directors to appoint an investment banker to pursue merger or acquisition candidates for the Company and to establish a committee consisting of all directors who are not current or former officers or employees or relatives of such persons in order to recommend to the Board of Directors the best available offer to acquire the Company.

                         [ ] FOR [ ] AGAINST [ ] ABSTAIN


        Please sign your name exactly as it appears on this card. If you are a joint owner, each /owner should sign. When signing as executor, administrator, attorney, trustee, or guardian, or as custodian for a minor, please give your full title as such. If you are signing for a corporation, please sign the full corporate name and indicate the signer's office. If you are a partner, sign in the partnership name.


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        Shareholder sign here                      Date


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        Co-owner sign here                         Date



If you need assistance in voting your shares, please call Paul J. Duggan at
(888) 522-5322 or The Altman Group, Inc., which is assisting the Committee in its solicitation of your proxy for the Annual Meeting, at (212) 681-9600.